                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ______________

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                ______________



Date of Report (Date of earliest event reported):  January 19, 2000



                           ENGAGE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


DELAWARE                000-26671                  04-3281378
------------------      ---------------------      ---------------------
(State or other         (Commission                (IRS Employer
jurisdiction of         File Number)               Identification No.)
incorporation)

                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810
              --------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (978) 684-3884
                                                    --------------



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ITEM 5.   OTHER EVENTS.

     On January 19, 2000, Engage Technologies, Inc. (the "Registrant") and CMGI, Inc., a Delaware corporation and the majority stockholder of the Registrant ("CMGI"), executed an Agreement and Plan of Merger and Contribution (the "Agreement") pursuant to which the Registrant will acquire Adsmart Corporation, a Delaware corporation ("Adsmart") and Flycast Communications Corporation, a Delaware corporation ("Flycast"). Under the terms of the Agreement, the Registrant will acquire Flycast and Adsmart from CMGI and will issue to CMGI approximately 32 million shares of common stock of the Registrant. The transaction will be accounted for as a combination of entities under common control (i.e., "as if pooling"), and is subject to certain conditions and the approval of the Registrant's stockholders. CMGI has agreed to vote the shares of common stock of the Registrant held by it in favor of the transaction. The transaction is expected to be completed in April or May 2000.

     The full text of the Registrant's press release issued in connection with the foregoing is filed as Exhibit 99 to this Current Report on 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99  The Registrant's Press Release dated January 20, 2000.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENGAGE TECHNOLOGIES, INC.
                                    -------------------------
                                    (Registrant)



Date: January 25, 2000              /s/ Paul L. Schaut
                                    ----------------------------
                                    Paul L. Schaut
                                    President and Chief Executive
                                    Officer




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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number              Description
-------             -----------

99                  The Registrant's Press Release
                    dated January 20, 2000.